Exhibit 21.1
Subsidiaries of Open Text Corporation as of June 30, 2020

Corporation Name	Jurisdiction
GXS (ANZ) Pty Limited	Australia
Open Text Pty Limited	Australia
Webroot Pty Ltd.	Australia
Xpedite Systems Pty Limited	Australia
Open Text Software Austria GmbH	Austria
Webroot Austria GmbH	Austria
Open Text Technologia Da Informacao (Brasil) Ltda.	Brazil
8493642 Canada Inc.	Canada
Carbonite Cloud Backup (Canada) Inc.	Canada
GXS Canada Inc.	Canada
Open Text Canada Ltd.	Canada
Carbonite (China) Co., Ltd	China
Covisint Software Services (Shanghai) Co., Ltd.	China
GXS (Shanghai) Software Development Limited	China
Open Text Software Technology (Shanghai) Co., Ltd	China
Open Text s.r.o.	Czech Republic
AVST Parent, LLC	Delaware, United States
Carbonite China Holdings, LLC	Delaware, United States
Carbonite India Holdings, LLC	Delaware, United States
Carbonite, Inc.	Delaware, United States
GXS International, Inc.	Delaware, United States
GXS, Inc.	Delaware, United States
Mozy, Inc.	Delaware, United States
Open Text Inc.	Delaware, United States
Open Text Holdings Inc.	Delaware, United States
Vignette Partnership, LP	Delaware, United States
Webroot Inc.	Delaware, United States
XMedius America Inc.	Delaware, United States
XMedius USA LLC	Delaware, United States
Open Text A/S	Denmark
Acquisition U.K. Limited	England & Wales
Carbonite (UK) Limited	England & Wales
EasyLink Services International Limited	England & Wales
GXS Limited	England & Wales
GXS UK Holding Limited	England & Wales
ICCM Professional Services Limited	England & Wales
Liaison Technologies Limited	England & Wales
Metastorm Limited	England & Wales
Metastorm UK Limited	England & Wales
Open Text UK Limited	England & Wales
Resonate KT Limited	England & Wales
Sysgenics Limited	England & Wales
Webroot Services Limited	England & Wales

XMedius UK Limited	England & Wales
Xpedite Systems (UK) Limited	England & Wales
Liaison Technologies Oy	Finland
Open Text OY	Finland
Carbonite (France) SAS	France
XMedius Europe SAS	France
Open Text SARL	France
Mailstore Software GmbH	Germany
Open Text Document Technologies GmbH	Germany
Open Text Software GmbH	Germany
Recommind GmbH	Germany
Global 360 China Limited	Hong Kong
Open Text (Hong Kong) Limited	Hong Kong
GXS India Technology Centre Private Limited	India
Open Text Corporation India Private Limited	India
Open Text Technologies India Private Limited	India
Vignette India Private Limited	India
Mozy International Limited	Ireland
Open Text Ireland Limited	Ireland
Webroot Global Holdings Limited	Ireland
Webroot International Limited	Ireland
Mozy Holdings Limited	Ireland - Bermuda
Open Text S.r.l.	Italy
Open Text K.K.	Japan
Webroot K.K.	Japan
Open Text Software Technology (Malaysia) Sdn Bhd	Malaysia
Carbonite Securities Corporation	Massachusetts, United States
Habinger de Mexico, S. de R.L. de C.V.	Mexico
Open Text, S. de R.L. de C.V.	Mexico
Carbonite Holdings B.V.	Netherlands
Carbonite International Holdings B.V.	Netherlands
Carbonite Operations B.V.	Netherlands
Open Text Coöperatief U.A.	Netherlands
Open Text New Zealand Limited	New Zealand
3304709 Nova Scotia Limited	Nova Scotia, Canada
Open Text ULC	Nova Scotia, Canada
Open Text SA ULC (Nova Scotia)	Nova Scotia, Canada
Open Text Venture Capital Investment Limited Partnership	Ontario, Canada
Open Text (Philippines), Inc.	Philippines
Open Text Sp.z.o.o.	Poland
Nstein Technologies Inc.	Quebec, Canada
XMedius Solutions Inc.	Quebec, Canada
GXS Inc.	Republic of Korea
Open Text Korea Co., Ltd.	Republic of Korea
Open Text LLC	Russian Federation
Open Text Technology LLC	Russian Federation
Open Text Saudi Arabia LLC	Saudi Arabia

EC1 Pte Ltd	Singapore
Open Text (Asia) Pte Limited	Singapore
Open Text South Africa (Pty) Limited	South Africa
Open Text Software S.L.U.	Spain
Open Text AB	Sweden
Carbonite GmbH	Switzerland
Open Text AG	Switzerland
GXS Ltd	Thailand
Open Text Public Sector Solutions, Inc.	Virginia, United States